CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 104 to Registration Statement No. 033-19338 on
Form  N-1A of AIM Investment Funds (Invesco Investment Funds) of our reports relating to the financial statements and financial highlights of the Morgan Stanley Funds (the “Funds”) listed in the table below, appearing in the Annual Report on Form N-CSR of the Funds for the year ended July 31, 2009.

Fund	Report Date
Morgan Stanley Commodities Alpha Fund	9/29/2009
Morgan Stanley Health Sciences Trust	9/25/2009
/s/ Deloitte & Touche LLP
New York, New York
November 8, 2010